REPORT OF INDEPENDENT AUDITORS


Board of Trustees
Kemper Funds


In planning and performing our audit of the financial statements of each of the Kemper Funds listed in Exhibit A attached hereto (the
"Funds") for the period ended as of the date listed in Exhibit A attached hereto ("Report Date"), we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control.

The management of the Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or irregularities may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control would not necessarily disclose all matters in the internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of Report Date.

This report is intended solely for the information and use of management and the Securities and Exchange Commission.


                                        ERNST & YOUNG LLP


Chicago, Illinois
August 20, 1997





Kemper Funds                                      Exhibit A

July 31, 1997



Kemper Target Equity Fund-
  Kemper Retirement Fund Series I
  Kemper Retirement Fund Series II
  Kemper Retirement Fund Series III
  Kemper Retirement Fund Series IV
  Kemper Retirement Fund Series V
  Kemper Retirement Fund Series VI
  Kemper Retirement Fund Series VII
  Kemper WorldWide 2004